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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 1999

                          CARRIER1 INTERNATIONAL, S.A.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

  Luxembourg                                                    98-0199626
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(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                    Identification No.)

                  L-8009, Strassen, Route d'Arlon 3, Luxembourg
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               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: 011 41-1 297 2600

                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5.    OTHER EVENTS.

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           Carrier1 International, S.A., a Luxembourg societe anonyme (the
"Company"), has entered into an expansion of a previously announced joint venture among the Company, several entities related to The Carlyle Group, iaxis B.V., Providence Equity Partners III L.P. and Providence Equity Operating Partners III L.P. for the formation of Hubco S.A., a Luxembourg societe anonyme ("Hubco").

           Hubco was formed to build carrier co-location facilities to be marketed by Hubco as IT Mega Centers. Other partners in the venture include Providence Equity Partners. The Company has committed $23.25 million to this $155 million project, to be funded over the next 18 months, to develop these facilities. The Company and another network operator also will serve as strategic anchor tenants in these facilities, which will be connected to the Company's networks.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

      (c)       EXHIBITS.

                10.1 Shareholders Agreement, dated as of November 23, 1999, among the Carlyle entities named therein, iaxis B.V., Carrier1 International S.A., Providence Equity Partners III, L.P., Providence Equity Operating Partners III, L.P., and Hubco S.A.*

                10.2 Registration Rights Agreement, dated as of November 23, 1999, among the Carlyle entities named therein, iaxis B.V., Carrier1 International S.A., Providence Equity Partners III, L.P., Providence Equity Operating Partners III, L.P., and Hubco S.A.*

                10.3 Strategic Anchor Tenant Agreement, dated as of November 23, 1999, between Carrier1 International S.A. and Hubco S.A.*


      *         Portions subject to a confidential treatment request


SIGNATURES

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CARRIER1 INTERNATIONAL S.A.
                                  (Registrant)

                                  By: /s/ Kees Van Ophem
                                      -----------------------------------
                                      Name:  Kees Van Ophem
                                      Title: Vice President, Purchase and
                                             General Counsel

                                      Date:  4.1.2000